                                                                    EXHIBIT 99.1

                Report of Ernst & Young LLP, Independent Auditors

The Board of Directors
Walsh HealthCare Solutions, Inc.
Texarkana, Texas

We have audited the accompanying consolidated balance sheet of Walsh HealthCare Solutions, Inc. and subsidiaries as of April 30, 2003, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended April 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Walsh HealthCare Solutions, Inc. and subsidiaries as of April 30, 2003, and the consolidated results of their operations and their cash flows for the year ended April 30, 2003, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

Little Rock, Arkansas

June 26, 2003,
   except for Note 6, as to which the date is July 17, 2003

                        Walsh HealthCare Solutions, Inc.

                           Consolidated Balance Sheets

                                                                                        August 31, 2003
                                                                    April 30, 2003        (Unaudited)
                                                                    -----------------------------------
                                                                        ($ in thousands, except
                                                                            per share data)
Assets
Current assets:
   Cash and cash equivalents                                          $      89           $      11
   Accounts and notes receivable, net                                    49,984              51,163
   Accounts receivable - related parties                                  3,274                 730
   Inventory                                                             94,384              82,504
   Prepaid expenses and other                                               650                 885
   Income taxes receivable                                                    6                 317
   Deferred income taxes                                                    948               1,359
   Assets held for sale                                                   3,754                   -
                                                                      ---------           ---------
Total current assets                                                    153,089             136,969

Property and equipment, net                                              13,644              12,835
Investments in affiliates                                                     8                   7
Notes receivable, less current portion                                      795               1,413
Other assets                                                              2,604               2,913
                                                                      ---------           ---------
Total assets                                                          $ 170,140           $ 154,137
                                                                      =========           =========

Liabilities and Stockholders' Equity
Current liabilities:
   Revolving credit facility                                          $  81,036           $  71,961
   Accounts payable                                                      61,162              56,466
   Accounts payable - related parties                                       425                   -
   Accrued expenses                                                       3,364               2,933
   Current portion of long-term debt                                        956                 956
                                                                      ---------           ---------
Total current liabilities                                               146,943             132,316

Long-term debt, less current portion                                      3,039               2,818
Minority interest                                                         2,838               2,721
Deferred income taxes                                                     3,679               3,707
Deferred compensation, less current portion                                 577                 657
                                                                      ---------           ---------
Total liabilities                                                       157,076             142,219

Commitments and contingencies

Stockholders' equity:
   Common stock, $100 par value, 1,000 shares
     authorized, 750 shares issued and outstanding                           75                  75
   Retained earnings                                                     12,989              11,843
   Accumulated other comprehensive loss                                       -                   -
                                                                      ---------           ---------
Total stockholders' equity                                               13,064              11,918
                                                                      ---------           ---------
Total liabilities and stockholders' equity                            $ 170,140           $ 154,137
                                                                      =========           =========

See accompanying notes.

                        Walsh HealthCare Solutions, Inc.

                      Consolidated Statements of Operations

                                                                                     Four months     Four months
                                                                     Year ended        ended            ended
                                                                      April 30        August 31       August 31
                                                                        2003            2003            2002
                                                                                    (Unaudited)      (Unaudited)
                                                                     -------------------------------------------
                                                                                   ($ in thousands)
Net sales                                                            $ 893,107       $ 243,113        $ 326,114
Cost of sales                                                          857,960         234,130          313,901
                                                                     ---------       ---------        ---------
Gross profit                                                            35,147           8,983           12,213

Selling, general, and administrative expenses                           25,583           8,707            8,908
                                                                     ---------       ---------        ---------
Operating income                                                         9,564             276            3,305

Other income (expense):
   Equity in earnings of unconsolidated affiliates                       1,125               -              904
   Other income (expense)                                                 (824)            129             (184)
   Interest expense                                                     (5,106)         (1,567)          (1,690)
                                                                     ---------       ---------        ---------
                                                                        (4,805)         (1,438)            (970)
                                                                     ---------       ---------        ---------
Income (loss) before minority interest and income tax expense            4,759          (1,162)           2,335
Gain on sale of Walsh Dohmen
   Southeast, L.L.C.                                                     4,062               -                -
Minority interest                                                       (1,134)            117             (150)
                                                                     ---------       ---------        ---------
Income (loss) before income tax
   expense (benefit)                                                     7,687          (1,045)           2,185
Income tax expense (benefit)                                             2,855            (380)             754
                                                                     ---------       ---------        ---------
Income from continuing operations                                        4,832            (665)           1,431
Loss from discontinued operations, net of tax benefits
   (April 30, 2003, - $1,488; August 31, 2003, - $305;
   August 31, 2002 - $236)                                              (2,646)           (481)            (392)
                                                                     ---------       ---------        ---------
Net income (loss)                                                    $   2,186       $  (1,146)       $   1,039
                                                                     =========       =========        =========

See accompanying notes.

                        Walsh HealthCare Solutions, Inc.

                 Consolidated Statements of Stockholders' Equity

                                                                                                     Accumulated
                                                                                                        Other
                                                                                  Common  Retained   Comprehensive
                                                                                   Stock  Earnings   Income (Loss)     Total
                                                                                   -----  --------   -------------     -----
Balances at May 1, 2002                                                            $ 75   $ 10,803      $  (69)      $ 10,809
     Net income                                                                       -      2,186           -          2,186
     Change in fair value of interest rate swap -
       cash flow hedge of unconsolidated affiliate                                    -          -          18             18
     Reclassification of other comprehensive income relating to interest rate swap - cash flow hedge of unconsolidated affiliate - included in gain on
       sale of Walsh Dohmen Southeast, L.L.C.                                         -          -          51             51
                                                                                                                     --------
     Comprehensive income                                                                                               2,255
                                                                                   ----   --------      ------       --------
Balances at April 30, 2003                                                           75     12,989           -         13,064
     Net loss (unaudited)                                                             -     (1,146)          -         (1,146)
                                                                                   ----   --------      ------       --------
Balances at August 31, 2003 (unaudited)                                            $ 75   $ 11,843      $    -       $ 11,918
                                                                                   ====   ========      ======       ========

See accompanying notes.

                        Walsh HealthCare Solutions, Inc.

                      Consolidated Statements of Cash Flows

                                                                               Four months     Four months
                                                               Year ended        ended            ended
                                                                April 30        August 31       August 31
                                                                  2003            2003             2002
                                                                               (Unaudited)      (Unaudited)
                                                             ----------------------------------------------
                                                                              ($ in thousands)
OPERATING ACTIVITIES
Net income (loss)                                            $    2,186       $   (1,146)      $    1,039
Adjustments to reconcile net income to net cash used in
   operating activities:
     Depreciation                                                 2,939              908              939
     Amortization                                                 1,663              279              185
     Equity in earnings of unconsolidated affiliates             (1,125)               -             (904)
     Loss on sale of property and equipment                         440                -                -
     Gain on sale of Walsh Dohmen Southeast, L.L.C.              (4,062)               -                -
     Bad debt expense                                               215              110              158
     Deferred income taxes                                        1,192             (383)             859
     Minority interest                                            1,134             (117)             150
     Impairment of assets held for sale                           1,679                -                -
     Changes in operating assets and liabilities:
       Accounts and notes receivable                             (8,993)          (1,907)            (787)
       Accounts receivable - related parties                     (1,856)           2,544           (1,865)
       Inventory                                                  3,663           14,852           (1,460)
       Income taxes receivable                                    1,191             (311)             712
       Prepaid expenses and other                                (1,364)            (823)          (2,365)
       Accounts payable                                         (21,771)          (4,696)          (8,957)
       Accounts payable - related party                            (350)            (425)               -
       Accrued expenses                                              22             (431)             255
       Deferred compensation                                        (37)              80              (12)
                                                             --------------------------------------------
Net cash provided by (used in) operating activities             (23,234)           8,534          (12,053)

INVESTING ACTIVITIES
Purchases of property and equipment                              (1,534)             (98)            (597)
Proceeds from sale of Walsh Dohmen Southeast, L.L.C.              7,000                -                -
Proceeds from sale of Drug Emporium                                   -              782                -
Proceeds from sale of property and equipment                        965                -                -
Distributions received from equity investee                         377                -                -
                                                             --------------------------------------------
Net cash provided by (used in) investing activities               6,808              684             (597)

FINANCING ACTIVITIES
Net borrowings (payments) on revolving credit facility           17,085           (9,075)          11,681
Principal payments on long-term debt                             (1,847)            (221)            (331)
Distributions to minority interest                                 (125)               -                -
                                                             --------------------------------------------
Net cash provided by (used in) financing activities              15,113           (9,296)          11,350
                                                             --------------------------------------------
Decrease in cash and cash equivalents                            (1,313)             (78)          (1,300)
Cash and cash equivalents, beginning of period                    1,402               89            1,402
                                                             --------------------------------------------
Cash and cash equivalents, end of period                     $       89       $       11       $      102
                                                             ============================================
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest                                       $    5,168       $    1,937       $    1,727
                                                             ============================================

See accompanying notes.

1. Summary of Significant Accounting Policies

Nature of Operations

Walsh HealthCare Solutions, Inc. and subsidiaries (the Company), headquartered in Texarkana, Texas, operates as a wholesale distributor of pharmaceutical and healthcare- related products and services throughout the Southwestern, Southeastern, and Gulf Coast regions of the United States.

Principles of Consolidation

The consolidated financial statements include the accounts of Walsh HealthCare Solutions, Inc. (WHS), Walsh Distribution, L.L.C., Walsh Heartland, L.L.C. (Heartland), Myhca, Inc. (HCA) and Rx Direct, Inc. (Rx). Effective June 1, 2002, Walsh Southwest, L.L.C., formerly a wholly owned subsidiary of the Company, was merged into Walsh Distribution, L.L.C. The merged entity is known as Walsh Distribution, L.L.C., d/b/a Walsh Southwest (Southwest). HCA is a wholly owned subsidiary of the Company. The Company owns 50% of Heartland. Because the Company, as the managing member, controls the operations, administration, and financing of Heartland, the Company includes Heartland in its consolidated financial statements. The remaining 50% of Heartland is owned by Heartland Pharmacy Alliance, L.L.C. (HPA). HPA's 50% interest in Heartland is reported as minority interest in the accompanying financial statements. All significant intercompany balances and transactions have been eliminated in consolidation.

Interim Financial Statement Presentation

The unaudited consolidated financial statements for the four months ended August 31, 2003 and 2002, have been prepared in accordance with accounting principles generally accepted in the United States for interim financial statements. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

Cash and Cash Equivalents

The Company considers all liquid financial instruments purchased with a maturity of three months or less when acquired to be cash equivalents for the purposes of the consolidated statements of cash flows.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Inventory

Inventory is stated at the lower of cost or market. Cost is determined on the first-in, first-out (FIFO) method for all inventories. Inventory consists entirely of finished goods.

Property and Equipment

Property and equipment is recorded at cost. Depreciation is computed principally using the straight-line method over the estimated useful lives of the various classes of property and equipment (see Note 3).

Long-Lived Assets

The Company periodically assesses the recoverability of the cost of its long-lived assets when indicators of impairment are present. Any impairment loss is measured by comparing the fair value as determined by the discounted future cash flows of an asset to its carrying amount and is recorded as a charge against earnings in the period the impairment is identified. The Company identified no indicators of impairment of long-lived assets in 2003.

Revenue Recognition and Accounts Receivable

The Company records revenues and related accounts receivable when products are shipped or services are provided to its customers. Substantially all of the Company's sales are for product orders received, shipped, and delivered to customers within 24 hours. Accounts receivable from customers are expected to be collected within one year.

Debt Issuance Costs

The Company incurred certain debt issuance costs of approximately $0.6 million in 2001 and $0.5 million in 2003 related to the revolving credit facility (see
Note 6). These costs are included in other assets in the consolidated financial statements and are being amortized on a straight-line basis over the term of the credit agreement, which is three years. Amortization of debt issuance costs was approximately $0.5 million for the year ended April 30, 2003. Amortization of debt issuance costs was approximately $0.3 million and $0.2 million for the four months ended August 31, 2003 and 2002, respectively (unaudited). Accumulated amortization of debt issuance costs was approximately $0.7 million as of April 30, 2003.

Shipping and Handling

Shipping and handling costs are included in selling, general, and administrative expenses in the consolidated statements of operations. For the year ended April 30, 2003, these costs totaled approximately $4.4 million. For the four months ended August 31, 2003 and 2002, these costs totaled approximately $1.4 million and $1.5 million, respectively (unaudited).

Stock Appreciation Rights

The Company accounts for stock appreciation rights awarded in conjunction with its deferred compensation plan (see Note 10) based on the increases in estimated fair value of the Company from the award date to the balance sheet date. Compensation expense relating to stock appreciation rights is recognized over the service period relating to each vested unit.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. The Company considers the need for a valuation allowance if, based on available evidence, deferred tax assets are not expected to be realized (see Note 9).

Fair Value of Financial Instruments

The Company's financial instruments include cash and cash equivalents, accounts and notes receivable, advances from affiliates, accounts payable, and debt. Because of the short-term nature of certain of these financial instruments or, as to other financial instruments, an interest rate that approximates market rates for similar financial instruments, the Company believes that the fair value of its financial instruments approximates the carrying value.

Recent Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 31, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives are no longer amortized, but are subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives.

At April 30, 2003, the Company had goodwill of $1.3 million relating to the acquisition of Rx Direct, Inc. during 1999 and 2000. The Company adopted the new rules on accounting for goodwill and other intangible assets on May 1, 2002. Effective May 1, 2002, the Company performed the required transitional impairment analysis and concluded none of the Company's goodwill was impaired. No impairment of goodwill subsequent to May 1, 2002, has been identified.

2. Accounts and Notes Receivable

Accounts and notes receivable consist of the following:

                                                                      August 31
                                                      April 30          2003
                                                        2003         (Unaudited)
                                                    ----------------------------
                                                        ($ in thousands)
Trade accounts receivable                           $  44,347        $ 45,006
Employees                                                   7               7
Notes receivable                                        3,268           3,894
Other                                                   4,453           5,198
Allowance for doubtful accounts                        (1,296)         (1,529)
                                                    ---------        --------
                                                       50,779          52,576
Long-term portion of notes receivable                    (795)         (1,413)
                                                    ---------        --------
Accounts and notes receivable, net                  $  49,984        $ 51,163
                                                    =========        ========

Notes receivable represent agreements with certain customers to provide loans, some of which are on a revolving basis. Under the terms of the loans, the Company has a security interest in certain assets of the customers. Notes receivable generally bear interest at rates ranging from 8% to 10%. Interest income is recognized as earned.

3. Property and Equipment

Property and equipment consist of the following:

                                                                                     August 31
                                                  Estimated          April 30          2003
                                                 Useful Lives          2003         (Unaudited)
                                                 ----------------------------------------------
                                                                ($ in thousands)
Land                                                  -             $      94        $     94
Buildings and improvements                       8 - 40 years           5,981           5,995
Leasehold improvements                           7 - 10 years           2,063           1,880
Furniture, fixtures, and equipment               3 - 15 years           6,521           6,579
Transportation equipment                         3 - 5 years              587             588
Data processing equipment                        3 - 7 years            9,977          10,068
Construction in progress                             -                    331             161
                                                                    ---------        --------
                                                                       25,554          25,365

Accumulated depreciation and amortization                             (11,910)        (12,530)
                                                                    ---------        --------
Property and equipment, net                                         $  13,644        $ 12,835
                                                                    =========        ========

4. Drug Emporium

On April 9, 2002, the Company foreclosed on a customer note and took possession of substantially all assets of four Drug Emporium retail pharmacies in satisfaction of the note. The assets received in foreclosure were recorded at $5.4 million, based on the estimated fair value of the note prior to foreclosure. The fair value of assets acquired was estimated to be greater than the value of the note; therefore, the Company allocated the deficit to long-lived assets, including property and equipment and prescriptions. Inventories and accounts receivable were recorded at replacement cost and estimated net realizable value, respectively. The Company operated the pharmacies during 2002 and 2003.

In fiscal 2003, the Company decided to sell the operational assets of the pharmacies; reclassified the related inventories, prescriptions, and leasehold improvements to assets held for sale; and recognized impairment charges of approximately $1.7 million to adjust the net book value of assets held for sale to net realizable value. In May 2003, the Company liquidated inventory with carrying value of approximately $3.0 million and sold substantially all of the remaining assets of the four pharmacies for approximately $0.8 million. Discontinued operations for the year ended April 30, 2003, include the results of operations for the four pharmacies and the impairment charges on the assets held for sale. Discontinued operations for the four months ended August 31, 2003, include the results of operations and costs relating to the disposition of the four pharmacies (unaudited). The results of operations of the four pharmacies for the four months ended August 31, 2002, are reported as discontinued operations (unaudited).

At April 30, 2003, the Company had noncancelable operating leases requiring minimum payments on the four stores. One lease expired June 15, 2003, and the remaining leases have expiration dates ranging from March 31, 2004, to August 19, 2014. The minimum lease payments on the remaining stores are approximately $75,000 per month. The Company is in the process of negotiating subleasing agreements or lease termination agreements for the three remaining leases.

5. Investments in Affiliates

Walsh Dohmen Southeast, L.L.C.

On October 31, 2002, the Company sold its 33% interest in Walsh Dohmen Southeast, L.L.C. (Dohmen), to one of the other 33% interest owners for $9.0 million, recognizing a pretax gain on sale of approximately $4.1 million. At April 30, 2003, accounts receivable - related parties include service fees receivable from Dohmen of approximately $0.5 million, and expenses paid on behalf of Dohmen of approximately $0.8 million. For the six months ended October 31, 2002, the Company recognized its 33% equity in Dohmen's earnings of approximately $1.1 million.

Summarized unaudited financial information of Walsh Dohmen Southeast, L.L.C., as of and for the six months ended October 31, 2002, is as follows ($ in thousands):

Total assets                                        $  182,603
                                                    ==========

Total liabilities                                   $  167,277
Total equity                                            15,326
                                                    ----------
Total liabilities and equity                        $  182,603
                                                    ==========

Net sales                                           $  577,294
                                                    ==========

Net income                                          $    3,372
                                                    ==========

Healthcare Alliance, L.L.C.

In 2002, the Company and American Pharmacy Cooperative, Inc. (APCI) formed Healthcare Alliance, L.L.C., (the Alliance) as a contract negotiation entity for the Company and its affiliates. The Company has a 50% equity interest in the Alliance and accounts for the Alliance on the equity method. For the year ended April 30, 2003, the Company's equity in the Alliance's earnings was negligible. At April 30, 2003, accounts receivable - related parties include rebates receivable from the Alliance of approximately $2.0 million.

Summarized unaudited financial information of the Alliance as of and for the year ended April 30, 2003, is as follows ($ in thousands):

Total assets                                        $    7,904
                                                    ==========

Total liabilities                                   $    7,889
Total equity                                                15
                                                    ----------
Total liabilities and equity                        $    7,904
                                                    ==========

Net revenues                                        $   15,100
                                                    ==========

Net income                                          $        -
                                                    ==========

6. Revolving Credit Facility

As of April 30, 2003, the Company's $100.0 million revolving credit facility had an outstanding balance of $81.0 million, and availability of $7.9 million, based on a percentage of eligible accounts receivable and inventory. Interest on the line of credit is charged at a variable rate based on LIBOR, and the facility is segmented into tranches bearing interest at rates ranging from 4.34% to 4.44% at April 30, 2003. The revolving credit facility is collateralized by all of the accounts receivable and inventory of the Company. On July 17, 2003, the Company and its lenders entered into the First Amended and Restated Credit Agreement that extended the term of the revolving credit facility to August 31, 2005. No other significant changes were made in the terms, provisions, and covenants.

The revolving credit facility subjects the Company to certain restrictive covenants. At April 30, 2003, the Company was in compliance with these covenants.

7. Long-Term Debt

Long-term debt and capital leases consist of the following at April 30, 2003, ($ in thousands):

Note payable to a bank in monthly installments of $21, including interest at
   6.5%, balance due August 2006; collateralized by certain real estate with a
   net book value of $1,118                                                                       $     746

Note payable to a bank in monthly installments of $13, including interest at 8.375%, balance due December 2004; collateralized by certain real estate with a net book value
   of $1,330                                                                                          1,198

Note payable to a financing company in monthly installments of $14, including interest at
   7.22%, balance due January 2007; collateralized by certain equipment with a net book
   value of $657                                                                                        534

Note payable to a bank in monthly installments of $9, including interest at
   8.75%, balance due April 2004; collateralized by certain equipment with a net
   book value of $546                                                                                   360

Note payable to a bank in monthly installments of $9, including interest at 8.75%, balance due July 2005; collateralized by certain building improvements with a net book value of
   $1,442                                                                                               791

Capital leases with aggregate minimum monthly lease payments of $17, including imputed interest at rates ranging from 10.2% to 10.5%, with termination dates ranging from
   April 2005 to May 2005; consisting of certain office furniture and equipment with a net
   book value of $189                                                                                   229

Other                                                                                                   137
                                                                                                  ---------
                                                                                                      3,995
Current portion                                                                                        (956)
                                                                                                  ---------
                                                                                                  $   3,039
                                                                                                  =========

Long-term debt and capital leases are due as follows ($ in thousands):

                                                Maturities of          Minimum
                                                 Long-Term          Capital Lease
                                                    Debt               Payments
                                                ---------------------------------
Years ending April 30:
    2004                                         $    848               $  127
    2005                                            1,572                  127
    2006                                            1,121                    -
    2007                                              185                    -
    2008 and thereafter                                40                    -
                                                 --------               ------
Total                                            $  3,766                  254
                                                 ========
Amounts representing interest                                              (25)
                                                                        ------
                                                                        $  229
                                                                        ======

8. Leases

The Company leases certain office facilities, distribution center facilities, and equipment under operating lease arrangements. Future minimum payments on noncancelable operating leases as of April 30, 2003, are as follows ($ in thousands):

Years ending April 30:
   2004                                $  2,499
   2005                                   2,031
   2006                                   1,711
   2007                                   1,711
   2008                                   1,724
   Thereafter                             3,105
                                       --------
                                       $ 12,781
                                       ========

Rent expense was approximately $3.5 million for the year ended April 30, 2003. Rent expense was approximately $0.9 million and $1.0 million for the four months ended August 31, 2003 and 2002, respectively, (unaudited).

In 2001, the Company entered into a sale-leaseback of certain equipment. The proceeds from the sale of the assets were $1.9 million, resulting in a deferred gain of $0.4 million, which is being recognized over the life of the leases. The leases terminate in 2004, and aggregate future minimum payments under these noncancelable operating leases are negligible. For the year ended April 30, 2003, the Company recognized rent expense of $0.7 million, and gain on sale-leaseback of $0.2 million, in selling, general, and administrative expenses, relating to the sale-leaseback transaction.

9. Income Taxes

Income tax expense (benefit) includes the following:

                                                               Four months    Four months
                                                                 ended        ended August
                                                Year ended     August 31          31
                                                 April 30         2003           2002
                                                   2003       (Unaudited)     (Unaudited)
                                                ------------------------------------------
                                                             ($ in thousands)
Current                                         $   175       $  (302)         $ (341)
Deferred                                          1,192          (383)            859
                                                ------------------------------------------
Income tax expense (benefit)                    $ 1,367       $  (685)         $  518
                                                ==========================================

For the year ended April 30, 2003, deferred taxes include benefits related to net operating loss carryforwards of approximately $1.3 million.

Differences between income taxes computed at the Company's effective income tax rate and income taxes computed at the statutory federal income tax rate include the following for the year ended April 30, 2003, ($ in thousands):

Income tax at the statutory federal rate of 34%       $  1,207
State income taxes, net of federal tax benefit             132
Nondeductible expenses and other items                      28
                                                      --------
Total income tax expense                              $  1,367
                                                      ========
Effective tax rate                                        38.5%
                                                      ========

The Company's deferred tax assets and liabilities include the following at April 30, 2003, ($ in thousands):

Deferred tax assets:
 Inventory valuation reserves                                     $  1,192
 Accrued expenses                                                      693
 Impairment charges on assets held for sale                            639
 Allowance for doubtful accounts                                       480
 Other                                                                 383
                                                                  --------
Total deferred tax assets                                         $  3,387

Deferred tax liabilities:
 Change in inventory method                                       $  2,941
 Depreciation and basis differences in property
    and equipment and other long-lived assets                        1,447
 Prepaid expenses and other assets                                     656
 Other                                                               1,074
                                                                  --------
Total deferred tax liabilities                                    $  6,118
                                                                  --------
Net deferred tax liabilities                                      $  2,731
                                                                  ========

The Company believes its deferred tax assets will be realized primarily through the reversal of existing taxable temporary differences in the next two to three years. The Company had no net operating loss carryforwards at April 30, 2003.

10. Employee Benefit Plans

Deferred Compensation Plan

The Company has a deferred compensation plan (the Plan) that covers certain key employees. The Plan provides for stock appreciation rights that are vested over a five- to ten-year period. Annual increases and decreases in the fair market value of the Company from April 30, 1988, the base year, or alternative participation start date, are allocated to the vested units based on the fair market value change to the total deferred compensation units allowed by the Plan and outstanding capital stock of the Company. The Plan also provides that dividend equivalent payments equal to any dividends paid by the Company on its capital stock are to be made to the participants as if the deferred compensation units were capital stock. Payment of benefits accrued under the Plan are made over a ten-year period following termination of employment. No income or expense was recognized in 2003. At April 30, 2003, the Company had accrued $0.7 million for deferred compensation, including $0.1 million in accrued expenses for amounts payable during the following year.

Self-Insured Medical Plan

The Company's group health insurance plan is self-funded. This plan is administered by a third party with a reinsurance agreement providing stop-loss coverage for claims over $50,000 per individual and $1.0 million in the aggregate. The Company's contributions represent costs incurred by the plan less employee contributions for coverage based on the projected coverage costs. The total cost of the plan for the Company was $1.4 million for the year ended April 30, 2003.

401(k) Plan

The Company maintains qualified 401(k) retirement plans (the 401(k) Plans) for the purpose of providing retirement benefits to all eligible employees. An eligible employee may contribute up to 100% of pretax salary, subject to IRS limits. The Company contributes 200% of the employee contribution rate up to a maximum of 3% of qualifying salary. The Company's contributions to the 401(k) Plans were $0.8 million for the year ended April 30, 2003.

11. Strategic Alliance Agreement

In April 2003, Southwest entered into a strategic alliance agreement with Southwest Pharmacy Solutions, Inc., d/b/a API (API), an association of independent pharmacists. Under the terms of the agreement, API will promote the use of Southwest's services and products among its member pharmacists in exchange for a share of the net income of Southwest in excess of certain thresholds. The agreement was effective May 1, 2002. At April 30, 2003, accounts payable - related parties of $0.4 million represent the share of net income due to API for the year ended April 30, 2003.

12. Concentration of Credit Risk and Major Customers

The Company grants credit to customers primarily in Texas, Arkansas, Louisiana, Kentucky, Oklahoma, Kansas, and Missouri. During the year ended April 30, 2003, no customer represented 10% or more of the Company's sales.

Substantially all of Heartland's sales of approximately $268.0 million for the year ended April 30, 2003, were made to customers who are members of Heartland Pharmacy Alliance, L.L.C.

13. Valuation and Qualifying Accounts

Significant activity in the Company's allowance for doubtful accounts and notes receivable for the year ended April 30, 2003, is as follows ($ in thousands):

                                                          Additions -
                                       Balance at      charged to costs     Deductions -      Balance at
       Description                    May 1, 2003        and expenses       write-offs     April 30, 2003
       -----------                    -----------      ----------------     ------------   --------------
Allowance for doubtful accounts
    and notes receivable              $ 1,170             $ 215              $ 89            $ 1,296